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EXHIBIT 23.2

CONSENT OF GRANT THORNTON LLP

    We consent to the incorporation by reference in this Registration Statement of LIFE Financial Corporation on Form S-8 of our report dated March 16, 2001 appearing in the Annual Report on Form 10-K of LIFE Financial Corporation for the year ended December 31, 2000.

/s/ GRANT THORNTON LLP
Irvine, California April 9, 2001

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CONSENT OF GRANT THORNTON LLP